                      CONTINENTAL MEDICAL SYSTEMS, INC.
                     1993 NONQUALIFIED STOCK OPTION PLAN

                        (Effective February 9, 1993)


1.  PURPOSE.

     The 1993 Nonqualified Stock Option Plan (the "Plan") is intended to enable Continental Medical Systems, Inc. (the "Company") and any subsidiary of the Company to attract and retain key employees, and to provide them with incentives to promote the best interests of the Company and its subsidiaries through the grant of nonqualified stock options ("Options"). Incentive stock options will not be available under the Plan.

     As used in the Plan, the term "incentive stock options" means options which are intended to qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The term "nonqualified stock options" means options which are not intended to qualify as incentive stock options. The term "subsidiary" means (i) any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted; or (ii) any partnership (whether or not in existence at the time the Plan is adopted) in which, at the time an Option is granted, the Company has, in the aggregate, a 50 percent or more profits interest.

2.  ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company. No member of the Committee shall be eligible, nor shall have been eligible at any time within one year prior to his appointment to the Committee, for selection as a person to whom Options may be granted pursuant to the Plan or to whom stock grants or stock options may be granted pursuant to any other plan of the Company or any of its "affiliates," as defined in the Securities Exchange Act of 1934, entitling the participant therein to acquire stock, or stock options of the Company or any of its affiliates, except that a member of the Committee may receive stock options under the 1989 Non-Employee Directors' Stock Option Plan of the Company, as the same may be amended from time to time.

     Subject to the terms of the Plan, the Committee shall have full and final authority in its absolute discretion to select the persons to whom Options shall be granted under the Plan and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and Options granted hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its subsidiaries, officers and employees (including former officers and employees) of the Company and any subsidiary, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

3.  ELIGIBILITY.

     The persons eligible to receive Options (the "Eligible Individuals") under the Plan shall be the key employees of the Company and its subsidiaries who may be designated by the Committee, excluding officers of the Company, other than any officer not previously employed by the Company and who is designated by the Committee to receive Options as an inducement essential to his or her entering into an employment contract with the Company, and directors.

4.  STOCK SUBJECT TO THE PLAN.

     Subject to further adjustment as provided in Section 7 hereof, 1,500,000 shares (the "Shares") of $.01 par value Common Stock shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

     If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

5.  GRANTS, TERMS AND CONDITIONS OF OPTIONS.

     From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to

Eligible Individuals (such grantees are hereinafter referred to as "Optionees") under the Plan. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions:

          (a) PRICE. The option price per Share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than the greater of $.01 or 100% of the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any date shall mean that amount determined by such method of determining fair market value as shall be permitted by the Code, or the rules or regulations thereunder, and used by the Committee from time to time.

          (b) TERM. Subject to earlier termination as provided in Subsections (d) through (g) below and in Section 7 hereof, the duration of each Option shall not be more than 10 years from the date of grant.

          (c) LOANS. If an Optionee, at or after the date of grant, is designated as an "eligible participant" by the Committee and if the Optionee thereafter so requests, the Company will loan the Optionee the money required to satisfy any income tax obligations (as opposed to alternate minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to by paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under section 7872 of the Code, and including such other terms the Committee prescribes.

          (d) EXERCISE AND PAYMENT. Options shall be exercisable in such installments and on such dates, not less than one year from the date of grant, as the Committee may specify, provided, that the Committee may determine that Options will become immediately exercisable in whole or in part in the event of death, disability or termination of employment. Except as otherwise provided in Subsections (e) through (g) below, Options shall only be exercisable by an Optionee while he remains in the employ of the Company or any subsidiary. Any Shares which may be purchased upon exercise of an Option ("Option Shares"), the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares.

          Only full Shares shall be delivered, and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

          The purchase price shall be payable: (i) in cash or its equivalent, or (ii) if the Committee, in its discretion, so provides in the stock option agreement or so determines at or prior to the time of exercise, in whole or in part through the transfer of shares of Common Stock previously acquired by the Optionee, provided that if such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option or a nonqualified stock option, such shares have been held by the Optionee for more than one year.

          In the event such purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the fair market value, as determined by, or in the manner prescribed by, the Committee in accordance with Subsection (a) above, on the date of exercise of the Option, of the shares of Common Stock so tendered in payment of such purchase price.

          (e) DEATH OF OPTIONEE. If an Optionee's employment is terminated by reason of his prior to the expiration date of his Option, or if an Optionee whose employment is terminated (as described in Subsections (f) and (g) below) shall die following his termination of employment but prior to the expiration date of his Option or expiration of the period determined under Subsections (f) or (g) below, if earlier, such Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) one year following the date of the

     Optionee's death, or (ii) the expiration date of such Option (which, in the case of death following a termination of employment pursuant to Subsections (f) or (g) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

          (f) DISABILITY OF OPTIONEE. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his employment with the Company or any subsidiary, and his employment with the Company and all subsidiaries is terminated as a consequence of such disability prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) one year following the date of the Optionee's termination of employment, or (ii) the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

          (g) TERMINATION OF EMPLOYMENT OF OPTIONEE. If an Optionee's employment with the Company and all subsidiaries is terminated prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) three months after the date of termination or (ii) the expiration date of such Option; provided, however, if an Optionee's employment is terminated voluntarily by the Optionee or by the Company or a subsidiary "for cause" (as defined below), the Optionee shall have no right to exercise his Option on or after the date or such termination. As used herein, termination of an Optionee's employment by the Company or a subsidiary shall be "for cause" if the Board reasonably concludes that the Optionee has materially failed to perform his responsibilities to the Company or a subsidiary, materially failed to follow directives or policies established by or at the direction of the Board, or conducted himself in a manner materially detrimental to the interests of the Company or a subsidiary.

          (h) TRANSFERABILITY. No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his Options shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

          (i) RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the exercise of such Option and his payment for such Shares.

          (j) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the number of Shares to which the Option pertains. The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of the Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

          (k) WITHHOLDING. The obligation of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements.

6.  LISTING AND REGISTRATION OF SHARES.

    Each Option under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the exercise thereof, then no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, on conditions acceptable to the Company. Each Optionee, or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

7. ADJUSTMENTS.

     The number of Shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a proposed dissolution, liquidation, or sale of a substantial portion of the assets of the Company, or of a merger or consolidation in which holders of shares of Common Stock are to receive cash, securities or other property, the Committee shall, in its unlimited discretion, have the power prior to such event (i) to terminate all outstanding Options upon at least seven days' prior notice to each Optionee and, if the Committee deems it appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the option price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or (ii) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange.

8. ACQUISITIONS.

     Notwithstanding any other provision of this Plan, Options may be granted hereunder in substitution for options held by officers and employees of other corporations who are about to, or have, become employees of the Company or a subsidiary as a result of a merger, consolidation, acquisition of assets or similar transactions by the Company or a subsidiary. The terms, including the option price, of the substitute options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

9. AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it and any outstanding Options in any respect whatsoever, provided, however, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

10. ABSENCE OF RIGHTS.

     The recommendation or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee; and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continued employment by the Company or a subsidiary or affect the terms and conditions of such employment, and the Company or a subsidiary shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of his Option.

11. ADOPTION DATE.

     This Plan was adopted by the Company on February 9, 1993.

12. NO OBLIGATION TO EXERCISE OPTION.

     The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

13. TERMINATION OF PLAN.

     No Options may be granted after February 8, 2003, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or are terminated in accordance with the Plan.

                                AMENDMENT NO. 1

                                      TO

                      CONTINENTAL MEDICAL SYSTEMS, INC.

                     1993 NONQUALIFIED STOCK OPTION PLAN


Section 5(k) is hereby amended to read as follows:


     (k) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state or local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, an Optionee may satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold Shares subject to the exercise (or by returning previously acquired Shares or other Common Stock to the Company); provided, however, that with respect to an Optionee who is subject to section 16 of the Securities Exchange Act of 1934, any such amount of federal taxes required to be withheld shall be satisfied automatically by withholding Shares subject to the exercise. The Company may not withhold Shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. Shares or other Common Stock shall be valued, for purposes of this Subsection
(k), at its fair market value on the date the amount attributable to the exercise of the Option is includable in the income of the Optionee under section 83 of the Code (the "Determination Date").

     If Shares or other Common Stock acquired by the exercise of an incentive stock option is used to satisfy the withholding requirement described above, such Shares or other Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. If Shares or other Common

Stock acquired by the exercise of a nonqualified stock option or of an option under a similar plan is used to satisfy such withholding requirement, such option must have been granted to the Optionee at least six months prior to the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

                           AMENDMENT NO. 2
                                 TO
                   CONTINENTAL MEDICAL SYSTEMS, INC.
                  1993 NONQUALIFIED STOCK OPTION PLAN


   In accordance with Section 9, "Amendment or Discontinuance of the Plan", the Board of Directors of Continental Medical Systems, Inc. ("CMS"), at a Special Meeting of the Board of Directors on January 27, 1995, amended
Section 4, "Stock Subject to the Plan" by increasing the number of shares of Common Stock, par value $.01 per share, of CMS available for grant under the CMS 1993 Nonqualified Stock Option Plan to 1,500,000.

                        CONTINENTAL MEDICAL SYSTEMS, INC.
                      1993 NON-QUALIFIED STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of the       day of
                , (the "Grant Date") between CONTINENTAL MEDICAL SYSTEMS,
INC., a Delaware Corporation (the "Company"), and             (the
"Optionee"), a key employee of the Company and/or its wholly owned subsidiaries.

     WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company ("Shares") as hereinafter provided, in accordance with the provisions of the Continental Medical Systems, Inc. 1993 Non-Qualified Stock Option Plan (the "Plan"), a copy of which is attached hereto. Except as otherwise provided herein, terms used herein shall have the same meanings as in the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

     1.  GRANT OF OPTION.  The Company hereby grants to the Optionee the
right and option to purchase all or any part of an aggregate of       Shares
(the "Option"), which Option is intended to be a non-qualified stock option. The Option is not intended to qualify as an "incentive stock option", as defined by section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the Plan's terms and conditions now in effect and as they may be amended from time to time in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Agreement).

     2. PURCHASE PRICE. The purchase price per share (the "Option Price") of the Shares covered by the Option (the "Option Shares") shall be $ , which price was the closing quote for the Company's Common Stock on the New York Stock Exchange on the Grant Date.

     3.  TERM.  Unless earlier terminated pursuant to any provision hereof or
of the Plan, the Option shall expire on              (the "Expiration Date").

     4. EXERCISE OF OPTION. Except where permitted by the Plan, the right of the Optionee to exercise any installment of the Option is subject to the condition that the Optionee be employed as a key employee of the Company, or any subsidiary of the Company, as defined by section 424(f) of the Code, on the date such installment becomes exercisable. The Option shall become exercisable in four (4) installments; and the Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Shares:


    DATE INSTALLMENTS BECOMES
          EXERCISABLE                   NUMBER OF OPTION SHARES
    -------------------------           -----------------------
                                                   Shares
                                        an additional    Shares
                                        an additional    Shares
                                        an additional    Shares


The right of the Optionee to purchase the Option Shares which are the subject of any installment of the Option which has become exercisable may be exercised in whole or in part at any time or times prior to the expiration or other termination of the Option.

     The foregoing provisions of this Paragraph 4 notwithstanding, the exercisability of the Option is subject to the terms and conditions of the Plan.

     5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 600 Wilson Lane, Mechanicsburg, Pennsylvania 17055. Such notice (a suggested form of which is attached hereto) shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Section 6 of the Plan; and shall be accompanied by payment of the full Option Price of such Option Shares. The Option Price shall be paid in cash, or by check, bank draft, or postal or express money order, or, if the Committee, in its discretion, permits, in Shares previously acquired by the Optionee (provided that if such Shares were acquired through exercise of an incentive stock option, such Shares shall have been held by the Optionee for a period not less than the holding period described in section 422(a)(1) of the Code; or if such Shares were acquired through exercise of a non-qualified stock option, such Shares have been held by the Optionee for more than one year), or in a combination of cash (or its equivalent) and Shares. Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is so exercised. The certificate or certificates for such Shares shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable by the Company.

     6. NON-TRANSFERABILITY OF OPTION. The Option is not assignable or transferable, in whole or in part, by the Optionee, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of legal disability, by the Optionee's legal representative.

     7. WITHHOLDING OF TAXES. The obligation of the Company to deliver Shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

     8. GOVERNING LAW. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning non-qualified stock options, and its interpretation shall otherwise be governed by Delaware law.

     IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.


                                       CONTINENTAL MEDICAL SYSTEMS, INC.


                                       BY:_________________________________


                                       ____________________________________
                                            Optionee

                      CONTINENTAL MEDICAL SYSTEMS, INC.
                     1993 NON-QUALIFIED STOCK OPTION PLAN

               Notice of Exercise of Non-Qualified Stock Option

     I hereby exercise the non-qualified stock option granted to me as of by Continental Medical Systems, Inc., with respect to the following number of shares of Continental Medical Systems, Inc. Common Stock, $.01 par value per share, ("Shares") covered by said option:

         Number of Shares to be purchased  __________________________________

         Option price per Share            $_________________________________

         Total option price                $_________________________________

     Enclosed is my check in the amount of $__________ (and/or ______________ Shares(1) in full payment for such Shares.

     Please have the certificate or certificates representing the purchased Shares registered in the following name or names(2) _________________________ _________________________________________________________________________ and
sent to _____________________________________________________________________.


DATED: ______________, _______


                                           ___________________________________
                                                   Optionee's Signature


                                           ___________________________________
                                           ___________________________________
                                           ___________________________________
                                                       Home Address


                                           ___________________________________
                                                    Social Security No.


__________________
(1) The option price may be paid in whole or in part by delivery of Shares, subject to the terms of the Continental Medical Systems, Inc. 1993 Stock Option Plan, and the Optionee's Non-Qualified Stock Option Agreement.

(2) Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his or her spouse.